UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Randolph Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting of    RANDOLPH BANCORP, INC.    To Be Held On: May 24, 2021 at 4:00 p.m., local time via remote communication    COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER    This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We    encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 14, 2021.    Please visit http://www.randolphbancorp.com/investor-relations/2021-Annual-Meeting, where the following materials are available for view:   • Notice of Annual Meeting of Shareholders • Annual Report • Proxy Statement • Form of Electronic Proxy Card TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials    TO VOTE:     ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 4:15 PM EDT on May 24, 2021.    MAIL: You may request a card by following the instructions above.    2. The ratification of the appointment of Crowe LLP as our independent registered public 1. Election of Class II directors to serve on our Board for a term of three accounting firm for the fiscal year ending December 31, 2021.    years and until their respective successors are duly elected and qualified;    3. The approval of the Randolph Bancorp, Inc. 2021 Equity Incentive Plan. NOMINEES:    Daniel M. Joyce Kenneth K. Quigley, Jr.    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION    Louis J. Trubiano    OF EACH OF THE DIRECTOR NOMINEES, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.    Please note that you cannot use this notice to vote by mail.